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                                                                    Exhibit 4.1


THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE ACT OR UNLESS THE COMPANY IS SATISFIED THAT THIS WARRANT AND THE UNDERLYING SECURITIES MAY BE SOLD WITHOUT REGISTRATION UNDER THE ACT.

         FORM

                        ACCESS HEALTH ALTERNATIVES, INC.

                     Class A Common Stock Purchase Warrant

                       VOID AFTER 5:00 P.M., EASTERN TIME

                                 June 12, 2000

           THIS WARRANT IS ONE OF A SERIES OF WARRANTS WHICH, IN THE
             AGGREGATE, WOULD ENTITLE THE HOLDERS TO ACQUIRE UP TO
               1,400,000 SHARES OF COMMON STOCK OF ACCESS HEALTH
                               ALTERNATIVES, INC.

         FOR VALUE RECEIVED, Access Health Alternatives, Inc., a Florida corporation (the "Company"), promises to issue in the name of, and sell and deliver to (the "Holder"), or the Holder's registered transferee or assignee (also the "Holder"), a certificate or certificates for (the "Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of the Company, at any time commencing on March 15, 2000 and expiring on or before 5:00 P.M., Eastern Time, on June 12, 2000 (the "Expiration Date"), upon payment therefore of $3.00 per Share in lawful funds of the United States of America, such amount (the "Basic Exercise Price") being subject to adjustment in the circumstances set forth hereinbelow. This applicable Basic Exercise, until such adjustment is made and thereafter as adjusted from time to time is called the "Exercise Price."

         1. EXERCISE OF THE WARRANT. In case the Holder of this Warrant shall desire to exercise this Warrant in whole or in part, the Holder shall surrender this Warrant, with the form of exercise notice on the last page hereof duly executed by the Holder, to the Company, accompanied by payment of the Exercise Price of $3.00 per Share, subject to adjustment as noted herein.

                  This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company will deliver to the Holder a new Warrant of like tenor in the name of the Holder evidencing the right to purchase the number of Shares as to which this Warrant has not been exercised. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged, along or with other Warrants of like tenor registered in the name of the same Holder, for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.


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         2. STOCK DIVIDENDS, RECLASSIFICATIONS, REORGANIZATIONS, ANTI-DILUTION
PROVISIONS. This Warrant is subject to the following further provisions:

                  a. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in such case, the number of Shares underlying this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares then, in such case, the number of Shares underlying this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its shareholders generally a right to purchase new shares of Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the shares of Common Stock or any class of stock convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

                  b. In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding Common Stock into shares with a different nominal value, or shall thereafter reclassify any such shares in a like manner, or the Company or a successor corporation shall consolidate, or merge with or convey all or substantially all of its, or all of substantially all of any successor corporation's, property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to another corporation or corporations), the Holder shall thereafter have the right to purchase, pursuant to and on the terms and conditions and during the time specified in this Warrant, in lieu of the Shares of Common Stock underlying this Warrant and that are purchasable upon the exercise of this Warrant, such Common Stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Shares underlying this Warrant and that are purchasable upon the exercise of this Warrant as herein provided, shall continue and be preserved in respect to any shares, securities or assets that the Holder of this Warrant becomes entitled to purchase.

                  c. Upon the occurrence of each event requiring an adjustment of the Exercise Price or of the number of shares of Common Stock included in the Shares underlying this Warrant that are purchasable pursuant to this Warrant in accordance with, and as required by, the terms of Subsection (a) or
(b) of this Section, the Company shall use its best efforts to forthwith cause




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either a firm of independent certified public accountants (who may be the regular accountants for the Company) or the Chief Financial Officer of the Company to compute the adjusted Exercise Price or the adjusted number of Shares of Common Stock issuable upon exercise of this Warrant by reason of such event in accordance with the provisions of Subsection (a) or (b). The Company shall forthwith mail to the Holder of this Warrant a copy of such computations, which shall be conclusive and shall be binding upon such Holder unless contested by such Holder by written notice to the Company within 14 days after the mailing thereof by the Company.

                  d. In case:

                           (1) the Company shall make a record of the holders
of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or a cash dividend constituting a partial liquidating dividend, as hereinafter defined; or

                           (2) the Company shall make a record of the holders
of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

                           (3) the Company shall set a date for any
reclassification or other reorganization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

                           (4) the Company shall set a date for the voluntary
or involuntary dissolution, liquidation or winding up of the Company;

then, in any such case, the Company shall mail to the Holder of this Warrant, at least 30 days prior to such record date or the date set for any actions described in subparagraphs (d)(1) through (d)(4) above, a notice advising such Holder of the date or expected date on which a record is to be taken for the purpose of such dividend, distribution of rights or the date on which a record is to be taken for the purpose of such dividend, distribution of rights or the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by certified mail, postage prepaid, return receipt requested, addressed to the holder of the Warrant at the address of such Holder as shown on the books of the Company.

                  e. In case the Company, at any time while this Warrant shall remain valid and unexercised, shall sell all or substantially all of its property, or dissolve, liquidate or wind up its affairs or sell or dispose of all or any part of the assets, securities or property of any wholly-owned subsidiary, the Holder of this Warrant shall thereafter be entitled to receive upon exercise hereof (in lieu of such Shares of Common Stock underlying this Warrant) the same kind and amount of any securities or assets as may be






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issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to such number of Shares of Common Stock of the Company as would otherwise have been issuable upon exercise of this Warrant.
The Company shall mail notice thereof by registered mail to the Holder and shall make no distribution to the shareholders of the Company until the expiration of thirty (30) days from the date of such mailing; provided, however, than in any such event if the Holder shall not exercise this Warrant within 30 days from the date of mailing such notice, all rights herein granted not so exercised within such thirty (30) day period shall thereafter become null and void. The Company shall not, however be prevented from consummating any such sale without awaiting the expiration of such thirty (30) day period, it being the intent and purposes hereof to enable the Holder upon exercise of this Warrant to participate in the distribution of the consideration to be received by the Company upon any such sale or the distribution of assets upon any dissolution or liquidation of the Company.

                  f. In the event the Company, at any time while this Warrant shall remain valid and unexercised, shall propose to declare any partial liquidating dividend, it shall notify the Holder of this Warrant as set forth herein. The term "partial liquidating dividend" shall include a dividend in cash or other property of an amount that, together with all other dividends in cash or other property paid or declared and set aside for payment is equal to or greater than 40% of the cumulative consolidated net income of the Company subsequent to one year from the date hereof.

                  g. The provisions of this Section are for the purpose of, and shall be interpreted to the effect that, upon any exercise of this Warrant, the Holder shall be entitled to receive the same amount and kind of securities and other property that it would have been entitled to receive as the owner at all times subsequent to the date hereof of the umber of Shares of Common Stock purchased upon any such exercise.

                  h. It is agreed and understood that no adjustments shall be made hereunder solely as a result of the issuance by the Company of stock, stock options, warrants or other rights, regardless of the purpose therefor, except as expressly provided in the foregoing provisions of Section 4.

         5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                  a. The Company will not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions oft his Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.




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                  b. If at any time or from time to time the Company shall, by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole the outstanding Common Stock into a different number or class of shares, the number and class of shares as so changed shall, for the purpose of each Warrant and the terms and conditions hereof, replace the shares outstanding immediately prior to such change, and the Warrant purchase price in effect, and the number of Shares purchasable under each Warrant, immediately prior to the date on which such change shall become effective, shall be proportionately adjusted.

                  c. Irrespective of any adjustment or change in the Warrant purchase price or the number of Shares of Common Stock actually purchasable under each Warrant of like tenor, the Warrants therefore and thereafter issued may continue to express the Warrant purchase price per Share and the number of Shares purchasable thereunder as the Warrant purchase price per Share and the number of shares purchasable were expressed on the Warrants when initially issued.

                  d. If at any time while any Warrant is outstanding the Company consolidates with or merges into another corporation, firm or entity, or otherwise enters into a form of business combination, the Holder, upon exercise hereof, shall be entitled to purchase, with respect to each Share of Common Stock purchasable hereunder, that number of shares to which a holder of one (1) share of Common Stock would have been entitled upon the occurrence of such business combination without any change in, or payment in addition to, the Warrant purchase price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all the provisions of each Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of each Warrant. The Company shall not effect any such consolidation, merger or other form of business combination unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered Holder of each Warrant at the address of such Holder shown on the books of the Company, the obligation to deliver to such holder such securities or property such holder shall be entitled to purchase in accordance with the foregoing provisions.

                  e. Upon the happening of any event requiring an adjustment of the Warrant purchase price hereunder, the Company shall forthwith give written notice thereof to the registered Holder of each Warrant, stating the adjusted Warrant purchase price and the adjusted number of Shares purchasable upon the exercise thereof resulting from such event, and setting forth in reasonable detail the method of calculation. The certificate of either the Company's independent certified public accountants or Chief Financial Officer shall be conclusive evidence of the correctness of any computation made hereunder unless contested by a Holder by written notice to the Company within 30 days after the mailing thereof by the Company. Notice pursuant to this paragraph shall be given by certified mail, postage prepaid, return receipt requested, addressed to the registered Holder of each warrant at the address of such Holder appearing in the records of the Company.




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                  f. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such number of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Warrants.
The Company shall, from time to time, in accordance with the laws of the State of Florida, increase the authorized amount of is share capital if at any time the number of shares of Common Stock remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

                  g. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid an non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

         6. LOSS, THEFT, DESTRUCTION OR MUTILATION. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such warrant filing with the Company such evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may demand a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         7. RECORD OWNER. At the time of the surrender of this Warrant, together with the form of subscription properly executed and payment of the Exercise Price, the person exercising this Warrant s hall be deemed to be the Holder of record of the Common Stock deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         8. FRACTIONAL SECURITIES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to receive, and the Company shall pay to the Holder, an amount in cash equal to such fraction multiplied by the Exercise Price. In the alternative, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one share of Common Stock in addition to the number of whole shares required by the exercise of the





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Warrant; provided, however, that the Company shall not be obligated by the operation of this Section to issue shares in the aggregate exceeding the number of shares as to which an exemption from federal and state registration has been determined to be available.

         9. ORIGINAL ISSUE TAXES. The Company will pay all United States, state and local original issue taxes, if any, upon the issuance of this Warrant or the Common Stock deliverable upon exercise hereof.

         10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, return receipt requested, postage prepaid, to the Holder at the address set forth in the records of the Company, or to such other address furnished to the Company in writing from time to time by the Holder of this Warrant. All notices from the Holder of this Warrant to the Company shall be mailed to the Company at 2016 South Orange Avenue, Orlando, Florida 32806, attn: President.

         11. REDEMPTION. The Company may redeem this Warrant at any time that the average closing bid and asked price for its common stock has been at least $4.00 for a minimum of 20 consecutive trading days, at a redemption price of $.01 per share, upon 30 days' written notice to the Holder, during which time the Holder may exercise this Warrants (even if such exercise would precede March 15, 2000); provided, however, that a current registration statement covering the underlying shares of common stock is then available.

         12. REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. Neither this Warrant nor the Shares underlying it have been registered under the Securities Act of 1933, as amended (the "Act"). Unless and until registered under the Act, this Warrant and all replacement Warrants shall bear the following legend;

         NEITHER THIS WARRANT (NOR THE SHARES UNDERLYING IT) HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IT THEREFORE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT UNDER WHICH THIS WARRANT AND THE SHARES UNDERLYING IT ARE REGISTERED HAS BECOME EFFECTIVE, OR (II) THE COMPANY IS SATISFIED THAT NO SUCH REGISTRATION STATEMENT IS THEN REQUIRED AND THAT THIS WARRANT AND THE SHARES UNDERLYING IT MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE MANNER CONTEMPLATED WITHOUT REGISTRATION UNDER THE ACT.

         The Company will include the Shares of common stock issuable upon the exercise of this Warrant in the Company's first registration statement to be filed under the Act. In the event the Company has not filed such a registration statement at such time as this Warrant may be exercised, the holders of a majority of the outstanding Warrants may demand that the Company file such a registration statement within 90 days from receipt of written notice by such holders, or as soon thereafter as possible; provided, however, that the Shares





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may not be disposed of in any manner for at least 60 business days following the effective date of the registration statement if an underwritten offering is then pending.

         13. LAWS OF THE STATE OF FLORIDA. This Warrant shall be governed by, interpreted under and construed in all respects in accordance with the laws of the State of Florida, irrespective of the place of domicile or residence of any party. In the event of a controversy arising out of the interpretation, constructions, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Florida, Orange County, or the United States District Court for the Middle District of Florida; and further agree and consent that personal service of process in any such action or proceeding outside the State of Florida shall be tantamount to service in person in Florida.

         14. ENTIRE AGREEMENT AND MODIFICATION. The Company and the Holder of this Warrant hereby represent and warrant that this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the parties hereto with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         This Warrant will become wholly void and of no effect and the rights evidences hereby will terminate unless exercised in accordance with the terms and provisions hereof at or before 5:00 P.M., Eastern Time, on the Expiration Date.

         IN WITNESS WHEREOF, the Company by its duly authorized officer, has executed this Warrant on the _____ day of ___________, 1999.



Attest:                                       ACCESS HEALTH ALTERNATIVES, INC.



-----------------------------------           ---------------------------------
Donald D. Metchick, Secretary                 Daniel J. Pavlik, President

(CORPORATE SEAL)




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                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise the purchase rights represented by this Warrant for, and to purchase thereunder, _______ Shares of Common Stock, $.001 par value per share, of Access Health Alternatives, Inc., and herewith makes payment of $3.00 per Share, or a total of $___________ therefore, and requests that such Shares be issued to:


_______________________________________________________________________________
                                  (print name)


_______________________________________________________________________________
                                   (address)

_______________________________________________________________________________
                           (social security number)

Dated: ___________________________________________________________
                  (signature must conform in all respects to name of holder as specified on the face of this Warrant)




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                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by this Warrant to purchase ____ Shares of Common Stock, $.001 par value per Share of Access Health Alternatives, Inc., to which this Warrant relates, and appoints _________________________, attorney to transfer said right on the books of the premises.



Dated: ___________________________   __________________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)




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